larimar therapeutics, inc.

NON-QUALIFIED stock option grant notice

and award agreement

NON-PLAN INDUCEMENT AWARD

Larimar Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) an non-qualified stock option to purchase the number of Shares set forth below (the “Option”). The Option is subject to the terms and conditions set forth in this Non-Qualified Stock Option Grant Notice (the “Grant Notice”) and the Award Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. This Option has been granted as an employment inducement grant pursuant to Rule 5635(c)(4) of the Marketplace Rules of NASDAQ Stock Market, Inc., is not issued under the Company’s 2020 Equity Incentive Plan, as amended through the date hereof (the “Plan”), and does not reduce the share reserve under the Plan. However, for purposes of interpreting the applicable provisions of this Option, the terms and conditions of the Plan (other than those applicable to the share reserve) shall govern and apply to this Option as if this Option had actually been issued under the Plan. This Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant: [ ]

Grant Date: [ ]

Exercise Price Per Share: [ ]

Total Number of Shares Subject to Option: [ ]

Expiration Date: [ ]

Vesting Schedule: [ ]

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Agreement and the Grant Notice, and, for purposes of interpreting the provisions of the Option, the terms and conditions of the Plan (other than those applicable to the share reserve) shall govern and apply to this Option as if this Option had actually been issued under the Plan. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument.

LARIMAR THERAPEUTICS, INC. PARTICIPANT

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_____________________________________ ________________________________
Name: Name:

Title: Title:

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exhibit a
to NON-QUALIFIED stock option grant

Notice Award agreement

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option under the Plan to purchase the number of Shares set forth in the Grant Notice.

1.
Award of Option. In consideration of Participant’s employment with or service to the Company and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the Option to purchase part or all of the aggregate number of Shares set forth in the Grant Notice, subject to the terms and conditions set forth in the Grant Notice and this Agreement, and, as set forth above, for purposes of interpreting the provisions of the Option, the terms and conditions of the Plan (other than those applicable to the share reserve) shall govern and apply to this Option as if this Option had actually been issued under the Plan.
2.
Date of Grant; Term of Option. The Option is granted on the Grant Date and may not be exercised later than the Expiration Date, subject to earlier termination in accordance with this Agreement.
3.
Option Exercise Price. The exercise price per Share of the Option (the “Exercise Price”) is set forth in the Grant Notice.
4.
Vesting and Exercise of Option.
(a)
Vesting. Subject to the continued service of the Participant with the Company through the relevant vesting dates, the Option shall become vested and exercisable in such amounts and at such times as set forth in the Grant Notice.
(b)
Service with Affiliates. Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).
(c)
Effect of Termination of Service on the Option. If the Participant’s service ceases for any reason, the termination or survival of the Option will be determined in accordance with Section 7 of the Plan.
(d)
Method of Exercise. The Participant may exercise the Option by delivering a payment of the Exercise Price, any required tax withholding and written notice of exercise to the Company in accordance with Section 5(d) of the Plan. To the extent permitted (and subject to procedures established) by the Committee in its discretion, the Participant may also pay the Exercise Price (i) by surrendering previously acquired Shares to the Company, which Shares have an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise

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Price then due (or by means of attestation, whereby the Participant identifies specific previously acquired Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price then due and the number of Shares actually delivered upon exercise is reduced by the number of such identified Shares), or (ii) by means of a broker-assisted cashless exercise. The notice of exercise must also be accompanied by any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
(e)
Partial Exercise. The minimum number of Shares with respect to which the Option may be exercised at any one time shall be the lesser of (i) 100 Shares, or (ii) the total number of Shares as to which the Option is then exercisable.
(f)
Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of Shares upon such exercise would constitute a violation of any law, regulation or exchange listing requirement. The Committee may from time to time modify the terms of the Option or impose additional conditions on the exercise of the Option as it deems necessary or appropriate to facilitate compliance with any law, regulation or exchange listing requirement.
5.
Investment Representations. The Participant represents and warrants he or she is acquiring the Option (and upon exercise of the Option, will be acquiring the subject Shares) for investment for the Participant’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. As a further condition to the exercise of the Option, the Company may require the Participant to make any representation or warranty as may be required by or advisable under any applicable law or regulation.
6.
Non-Transferability of Option. Except as may be permitted by the Committee in accordance with Section 14 of the Plan, the Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution.
7.
Adjustments. The Exercise Price, as well as the number and kind of shares subject to the Option, are subject to adjustment at the discretion of the Committee, including, but not limited to, in accordance with Section 3(d) of the Plan.
8.
Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s tax liability in connection with the Option. The Participant acknowledges that the Participant has reviewed with the Participant’s own tax advisors the tax treatment of the Option (including the purchase and sale of Shares subject hereto) and is relying solely on those advisors in that regard. The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liabilities arising in connection with the Option.
9.
No Continuation of Service. This Agreement will not confer upon the Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in

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any respect the right of the Company or its Affiliates to discharge the Participant at any time, for any reason.
10.
The Plan. As set forth above, this Option is not granted pursuant to the Plan. Instead, this Option is granted as an “employment inducement award” pursuant to the exemption provided by Rule 5635(c)(4) of the Marketplace Rules of NASDAQ Stock Market, Inc. However, for purposes of interpreting the provisions of this Option, the terms and conditions of the Plan (other than those applicable to the share reserve, but, including the powers of the Administrator set forth in Section 2 of the Plan) shall govern and apply to this Option as if this Option had actually been issued under the Plan. The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan only for purposes of interpreting the provisions of this Agreement, including that the Committee is authorized to interpret this Option and the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Grant Notice or this Agreement, or any interpretations of the Plan or the Plan’s governance and applicability to this Agreement.
11.
Entire Agreement. The Grant Notice and this Agreement represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof.
12.
Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto; provided that the Company may amend this Agreement without the Participant’s consent, if the amendment does not materially impair the Participant’s rights hereunder.
13.
Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
14.
Headings. The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation.
15.
Data Privacy Consent. In order to administer the Option and to implement or structure future equity grants, the Company, its affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Option (the “Relevant Information”). By entering into this Agreement, the Participant (a) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (b) waives any privacy rights the Participant may have with respect to the Relevant Information; (c) authorizes the Relevant Companies to store and transmit such information in electronic form; and (d) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

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16.
Electronic Delivery of Documents. The Participant authorizes the Company to deliver electronically any prospectuses or other documentation related to the Option and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to Federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

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